Exhibit 5.3

10 May 2019

Seaspan Corporation

Unit 2, 2nd Floor

Bupa Centre

141 Connaught Road West

Hong Kong

China

Re:    Registration Statement on Form F-4

Ladies and Gentlemen:

We are issuing this opinion letter in our capacity as special Bahamian counsel to Seaspan Crew Management Ltd., a Bahamian limited liability company (the “Bahamian Guarantor”), in connection with the proposed issuance by Seaspan Corporation (the “Issuer”), a corporation incorporated under the laws of the Republic of the Marshall Islands, in an exchange offer of up to $250,000,000 in aggregate principal amount of 5.50% Senior Notes due 2026 (the “Exchange Notes”) for the Issuer’s outstanding unregistered 5.50% Senior Notes due 2026, and (ii) the Bahamian Guarantor’s proposed guarantee, along with the other guarantors under the Indenture (as defined below), of the Exchange Notes to be issued by the Issuer, in connection with such exchange offer to be made pursuant to a Registration Statement on Form F-4 (such Registration Statement, as supplemented or amended, is hereinafter referred to as the “Registration Statement”), filed with the United States Securities and Exchange Commission (the “Commission”) on 10 May, 2019, under the Securities Act of 1933, as amended (the “Securities Act”). The obligations of the Issuer under the Exchange Notes will be guaranteed by the Bahamian Guarantor (the “Guarantee”), along with other guarantors. The Exchange Notes are to be issued pursuant to an Indenture dated as of 10 October, 2017 (the “Base Indenture”) between the Issuer and The Bank of New York Mellon, as Trustee (the “Trustee”), as amended and supplemented by a ninth supplemental indenture dated as of 15 January, 2019, by and among the Issuer, the subsidiary guarantors specified therein and the Trustee (the “Ninth Supplemental Indenture”, and together with the Base Indenture, the “Indenture”).

In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents, corporate records and other instruments: (i) the Certificate of Incorporation and the Memorandum and Articles of Association of the Bahamian Guarantor dated 6 November 2002, (ii) the Certificate of Incorporation (Change of Name) of the Bahamian Guarantor dated April 16, 2004, (iii) Registers of Directors and Officers in respect of the Bahamian Guarantor dated 7 May 2019, (iv) the unanimous written consent of the board of directors of the Bahamian Guarantor with respect to the Exchange Notes and the Guarantee dated 14 January 2019, (iv) the Certificate of Good Standing issued by the Registrar General of the Commonwealth of The Bahamas dated 6 May 2019 (the “Good Standing Certificate”), (v) the Registration Statement, and (vi) the Indenture.

Seaspan Corporation

10 May 2019

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons and the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered. We have further assumed the authority of such persons signing on behalf of the parties thereto other than the Bahamian Guarantor, representations by the Bahamian Guarantor’s non-Bahamian Counsel and the due authorization, execution and delivery of all documents by the parties thereto other than the Bahamian Guarantor. We have further assumed that all public records of the Bahamian Guarantor which we have examined are accurate and that the information disclosed by the search we conducted in respect of the Company at the Registrar General’s Department (the “Search”) dated 8 May 2019 are true and complete, that such information has not since then been altered, that the Search did not fail to disclose any information which had been delivered for registration but did not appear on the public records at the date of the Search and that the indices and filing systems maintained at such public office where we have searched or inquired or have caused searches or inquiries to be conducted were accurate at the date of our search.

As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Bahamian Guarantor and others. Our opinion in paragraph 1 below as to the valid existence of the Bahamian Guarantor is based on the Good Standing Certificate.

Our opinion expressed below is subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of any law except the laws of The Bahamas and the Bahamian case law decided thereunder. In addition, and without limiting the generality of the foregoing, we express no opinion as to compliance or non-compliance with: (i) the rules and regulations of the Financial Industry Regulatory Authority or the New York Stock Exchange (including any requirement thereunder to obtain any consent, approval, authorization order of, or qualification with, any governmental body or agency); (ii) fraudulent transfer and fraudulent conveyance laws and regulations; (iii) tax laws and regulations; (iv) laws and regulations of general application to the extent they provide for criminal prosecution (e.g., mail fraud and wire fraud statutes); (v) New York statutes and ordinances, the administrative decisions, and the rules and regulations of counties, towns, municipalities, and special political subdivisions and other local or regional governmental authorities (whether created or enabled through legislative action at the federal, state, or regional level) other than those of The Bahamas; or (vi) any judicial or administrative decisions to the extent they deal with any of the foregoing. We express no opinion regarding the enforceability of the Exchange Notes, Registration Statement and the Indenture (collectively the “Exchange Documents”) or any of the documents or agreements referenced therein.

Based upon and subject to the assumptions, qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that:

1.	The Bahamian Guarantor is a limited liability company which is duly formed, validly existing and in good standing under the laws of The Bahamas.

Seaspan Corporation

10 May 2019

2.	The Bahamian Guarantor has the corporate power to enter into and perform its obligations under the Indenture and the Guarantee.

3.	The execution and delivery of the Indenture and the Guarantee and the performance of the obligations of the Bahamian Guarantor thereunder have been duly authorized by the Bahamian Guarantor.

This opinion is limited to the specific issues addressed in paragraphs 1-3 above, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the present laws of The Bahamas be changed by legislative action, judicial decision or otherwise.

Where statements in this opinion are qualified by the term “material” those statements involve judgments and opinions as to materiality or lack of materiality of any matter to the Issuer’s or the Bahamian Guarantor’s business, prospects, assets or financial condition which are entirely those of the Issuer’s or the Bahamian Guarantor’s and their respective officers and directors, after having been advised by us as to the legal effect and consequences of such matters.

This opinion is furnished to you in connection with the filing of the Registration Statement and in accordance with the requirements of items 601(b)(5) and 601(b)(23) of Regulation S-K promulgated under the Securities Act.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.3 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Sincerely,

/S/ GLINTON SWEETING O’BRIEN

GLINTON | SWEETING | O’BRIEN

LBD/KEC/2098-0000